EXHIBIT 99.1

Greenidge Generation Announces Selected Preliminary Financial and Operating Results for First Quarter 2022

First Quarter 2022 Highlights

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Expects Revenue of approximately $38 million for the quarter
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Expects GAAP net income (loss) in a range of approximately $(2) million to breakeven for the quarter
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Expects Adjusted EBITDA1 of $8 million to $10 million for the quarter
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Expects LTM Adjusted EBITDA1 of $57 million to $59 million
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Produced approximately 561 bitcoin during the first quarter
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Mining capacity of approximately 1.6 EH/s from approximately 19,400 miners at March 31, 2022
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Approximately $122 million of liquidity as of March 31, 2022 consisting of approximately $97 million in cash and fair value of cryptocurrency holdings and approximately $25 million in undrawn financing commitments
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Approximately $135 million of additional cash on deposit with Bitmain
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Approximately 29,800 miners delivering from Bitmain during remainder of 2022 representing approximately 3.1 EH/s of additional mining capacity, bringing total pro forma capacity to approximately 4.7 EH/s
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100% of miners scheduled for delivery to date have been deployed
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17% of hash rate capacity located at Spartanburg, SC less than four months after acquiring the site

Fairfield, Conn. – April 21, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated cryptocurrency datacenter and power generation company, today announced selected preliminary financial and operating results for the first quarter of 2022.

For the three months ended March 31, 2022, Greenidge expects to report revenues of approximately $38 million, net income (loss) in a range of breakeven to $(2) million, and Adjusted EBITDA1 in a range of $8 million to $10 million. Cryptocurrency mining revenue is expected to be approximately $23 million, Power and capacity revenue is expected to be approximately $6 million, and Services and other revenue is expected to be approximately $8 million for the first quarter of 2022. Greenidge produced approximately 561 bitcoin during the first quarter of 2022 and had approximately 19,400 miners with approximately 1.6 EH/s of combined capacity as of March 31, 2022. Greenidge expects Adjusted EBITDA1 for the twelve months ended March 31, 2022 in a range of $57 million to $59 million.

Greenidge ended the quarter with approximately $97 million of cash and fair market value of cryptocurrency holdings, of which, less than $2 million was cryptocurrency holdings. Greenidge had approximately $25 million in undrawn financing commitments, bringing Greenidge's total liquidity to approximately $122 million at March 31, 2022. In addition, Greenidge has approximately $135 million of cash on deposit with Bitmain.

As of March 31, 2022, Greenidge had approximately 29,800 miners on order with Bitmain scheduled for delivery in 2022 representing approximately 3.1 EH/s in additional mining capacity. Pro forma mining capacity following delivery of this order is approximately 4.7 EH/s.

Greenidge has received and deployed all miners scheduled for arrival in the first quarter of 2022 and, as previously announced, 97% of miner deliveries arrived as scheduled for the twelve months ended March 31, 2022. At the end of the first quarter, approximately 17% of Greenidge’s hash rate capacity was deployed in its Spartanburg, SC facility – less than four months after acquiring the site.

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1 Adjusted EBITDA is a non-GAAP measure. See reconciliation of estimated U.S. GAAP Net income (loss) to Adjusted EBITDA below.

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation of estimated U.S. GAAP Net income (loss) to Adjusted EBITDA below.

Title V Air Permit Commentary

As previously disclosed, in late March, at the request of the New York State Department of Environmental Conservation (the “Department”), Greenidge agreed to extend, for a second time, the deadline for the Department to complete its review of the renewal application for the Title V Air Permit at the company’s New York facility. The application was deemed complete by the Department in September 2021 and this second extension is to June 30, 2022.

Greenidge continues to operate its New York facility without interruption during this period, in full compliance with its air and water permits pursuant to New York’s nation-leading environmental standards. Greenidge intends to continue to work constructively with the Department to finalize a permit renewal and notes that it is not uncommon for renewal applicants to operate for extended periods of time, in some cases years, prior to finalizing a permit renewal and additional future extensions may be requested.

Greenidge also notes that even when operating at maximum capacity, its natural gas-powered facility in New York represents approximately 0.2% of the state’s greenhouse gas (“GHG”) emissions reduction goal for 2030, the first year state-wide GHG emissions limits take effect. Greenidge believes the renewal of this five-year permit poses no impediment to New York meeting its statewide GHG emissions reduction targets for 2030 or beyond.

Preliminary Financial and Operating Results

The preliminary financial and operating results set forth above for the three months ended March 31, 2022 reflect preliminary estimates with respect to such results based solely on currently available information, which is subject to change. Readers are cautioned not to place undue reliance on such preliminary results which are unaudited and constitute forward-looking statements. Greenidge has not completed its standard closing process, including the completion of all of its controls procedures, which could identify adjustments causing the actual results to be different from the expectations presented in this release. These estimates should not be viewed as a substitute for Greenidge's full quarterly financial statements for the three months ended March 31, 2022 which will be prepared in accordance with U.S. GAAP.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company. Greenidge is committed to 100% carbon-neutral datacenter operations at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) the delivery of miners currently on order with Bitmain, (ii) the development of facilities in South Carolina and Texas, (iii) future mining capacity, (iv) future electrical capacity, (v) the ability to offset carbon emissions, (vi) future liquidity (vii) the ability to obtain future debt or equity financing, are forward-looking statements (viii) the Department Title V Air Permit renewal process, and (ix) the New York statewide GHG emissions reductions targets. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and

Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Non-GAAP Financial Measures

From time to time Greenidge utilizes certain financial measures that are not prepared or calculated in accordance with U.S. GAAP to assess financial performance and profitability. "EBITDA" is defined as earnings before interest, taxes, and depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, including, but not limited to, costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairment of goodwill and remeasurement of environmental liability. EBITDA and Adjusted EBITDA are "non-GAAP financial measures." These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. Greenidge believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Greenidge may incur future expenses similar to those excluded when calculating these measures. In addition, Greenidge's presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Greenidge's computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Greenidge's business.

The following table reconciles the expected ranges of net loss to the expected ranges of EBITDA and Adjusted EBITDA for the three months ended March 31, 2022 (in millions, unaudited):

	Fiscal Year				Trailing 12 Months
Amounts denoted in millions	2021	Q1 2021	Q1 2022		Ended March 31, 2022
EBITDA and Adjusted EBITDA			Low	High	Low	High
Net income (loss)	$(44)	$1	$(2)	$-	$(48)	$(46)
Provision for income taxes	0	1	1	-	1	(0)
Interest expense, net	4	0	3	3	7	7
Depreciation and amortization	9	1	4	4	12	12
EBITDA	$(32)	$3	$6	$7	$(29)	$(28)
Stock-based compensation	4	1	-	-	3	3
Goodwill impairment charge	42	-	-	-	42	42
Merger and other costs(a)	32	0	-	1	32	33
Expansion costs(b)	2	-	2	2	4	4
Remeasurement of environmental liability	4	-	-	-	4	4
Adjusted EBITDA	$53	$4	$8	$10	$57	$59

(a) Merger and other costs are associated with the merger with Support.com as well as legal and other professional fees associated with the merger and becoming a public company.

(b) Expansion costs are costs associated with Greenidge's expansion into its property in South Carolina and studies associated with potential expansion opportunities in Texas.

For further information, please contact:

Investor Relations

investorrelations@greenidge.com

Media Inquiries

media@greenidge.com